Exhibit 99.1
Certification Pursuant to
18 U.S.C. §1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Brown Shoe Company, Inc. 401(k) Savings Plan (the "Registrant") on Form 11-K for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we each certify, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
/s/ Michael I. Oberlander
Michael I. Oberlander
Vice President, General Counsel and
Corporate Secretary of Brown Shoe Company, Inc.
and Member of the Administration Committee under
the Brown Shoe Company, Inc. 401(k) Savings Plan
June 25, 2003

/s/ Andrew M. Rosen
Andrew M. Rosen
Senior Vice President, Chief Financial Officer
and Treasurer of Brown Shoe Company, Inc.
and Member of the Administration Committee under
the Brown Shoe Company, Inc. 401(k) Savings Plan
June 25, 2003

        A signed original of this written statement required by Section 906 has been provided to the Brown Shoe Company, Inc. 401(k) Savings Plan and will be retained by the Brown Shoe Company, Inc. 401(k) Savings Plan and furnished to the Securities and Exchange Commission or its staff upon request.